PRESS RELEASE

Columbia Equity Trust, Inc.	1750 H Street, NW
Suite 500 Washington, D.C. 20006

Tel: (202) 303 — 3080
Columbia Equity Trust, Inc. Announces Third Quarter 2006 Results
Washington, D.C., November 14, 2006 – Columbia Equity Trust, Inc. (NYSE:COE), a real estate investment trust (“REIT”) which focuses on the acquisition, development and ownership of commercial office properties predominantly in the Greater Washington, D.C. area, announced today its results of operations for the third quarter ended September 30, 2006.
The financial results presented in this press release reflect the operating results of Columbia from July 5, 2005 to September 30, 2005 and the operating results of the Company for the three and nine months ended September 30, 2006. The financial results presented also contain the results of Columbia Predecessor (“Predecessor”) from January 1, 2005 to July 4, 2005 which represents the period prior to the completion of our Initial Public Offering (“IPO”) and various formation transactions.
Management does not believe that the Predecessor’s historical financial results are necessarily comparable to its current financial results nor indicative of the Company’s expected future operating performance, since year-to-year financial comparisons with the Predecessor are not meaningful given the Predecessor’s limited scope of operations.
In addition to the information included in this earnings release, Columbia has attached supplemental operating and financial data for the third quarter of 2006. This supplemental data also will be available under Quarterly Supplementals in the Investor Relations section of the Company’s website (www.ColumbiaREIT.com).
Third Quarter Highlights
Results for the quarter ended September 30, 2006 included the following:
•	Quarterly Funds from Operations (“FFO”) totaled $3.9 million or $0.26 per diluted share. For the nine months ended September 30, 2006, FFO was $11.5 million or $0.77 per diluted share.

•	Quarterly Adjusted Funds from Operations (“AFFO”) totaled $3.5 million. For the nine months ended September 30, 2006, AFFO was $8.4 million. FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income to FFO and AFFO is included in the supplemental financial data attached to this release.

•	The net loss for the quarter was $1.1 million or $(0.08) per diluted share. The net loss for the nine months ended September 30, 2006 was $3.2 million or $(0.23) per share.

•	Declared a dividend of $0.15 per share for the quarter which was paid on October 31, 2006.

•	Completed the acquisition of 101 Orchard Ridge Drive, a 100% leased 102,400 square foot office property, for a purchase price of approximately $26.7 million at an expected first-year net operating income-to-purchase price return (cash basis) of approximately 7.6%.

•	Completed the acquisition of a leasehold interest in Georgetown Plaza, a 67% leased 148,000 square foot office and retail property, through a joint venture with an institutional partner. The joint venture acquired Georgetown Plaza for a purchase price of $23.0 million. Georgetown Plaza is expected to generate a first year net operating income-to-purchase price return of 5.9% on a cash basis, which was calculated after including a deduction for ground rent expense. Columbia maintains a 40% ownership interest in the Georgetown Plaza joint venture.

•	Entered into a purchase contract to acquire Stafford Commerce Center, a portfolio of four multi-tenant office buildings, for a combined purchase price of $30.2 million.

•	Executed nine leases during the quarter totaling 30,329 square feet at a weighted average rental rate of $31.90. Leases covering approximately 36,224 square feet of space expired during the quarter of which we renewed approximately 18,694 square feet resulting in a retention rate of 52%.

•	Overall portfolio occupancy for in-service properties at September 30, 2006 was 91% compared to 91% at the end of the second quarter of 2006.
Recent Developments
•	On November 3, 2006 Columbia entered into an agreement to sell its Greenbriar property for $21,400,000. Columbia’s investment in the property as of September 30, 2006 was $15,833,000. The Company intends to use the proceeds from the sale of Greenbriar to fund, in part, the acquisition of Stafford Commerce Center. The sale is subject to usual and customary closing conditions.

•	On November 5, 2006, Columbia announced that it had entered into a definitive agreement with an affiliate of JPMorgan Asset Management’s Special Situation Property Fund (“SSPF”) whereby SSPF will acquire Columbia in an all cash merger for $19.00 per share. The merger agreement and related transactions were approved by the full Board of Directors of Columbia and a committee of independent directors. Completion of the merger is currently expected to occur during the first quarter of 2007 and is subject to the requisite approval of Columbia’s stockholders and certain other conditions set forth in the merger agreement. Completion of the merger is not contingent on receipt of financing by SSPF.
Portfolio Overview
At the end of the third quarter of 2006, we owned or maintained interests in a portfolio of 21 commercial office properties containing an aggregate of approximately 2.9 million net rentable square feet and two properties under development or pre-development that, upon completion, will comprise approximately 225,000 net rentable square feet.
Overall portfolio occupancy for in-service properties at September 30, 2006 was 91% compared to 91% at the end of the second quarter of 2006. After giving effect to our pro rata share of rental revenues in our joint venture properties, no one tenant accounted for more than 6.2% of our annualized base rental revenue as of September 30, 2006.
Financial Structure
At September 30, 2006, Columbia’s debt-to-total market capitalization ratio was approximately 46%, based on the Company’s closing stock price of $16.17 on that date.
Total debt outstanding, including our pro rata share of joint venture debt, was $212.7 million at September 30, 2006. Of that amount, $180.3 million (85% of total debt) was fixed rate with a weighted average interest rate of 5.43% and a weighted average maturity of 5.6 years. The remaining $32.7 million was floating-rate debt, of which $30.9 million represented borrowings on our revolving credit facility. The weighted average interest rate on our pro rata share of floating rate debt was 6.55%.
Forward Guidance
As announced on Columbia’s Fourth Quarter earnings call in March 2006, the Company does not currently intend to provide quarterly guidance or update its 2006 guidance during subsequent quarters.
Funds from Operations, Adjusted Funds from Operations and Net Operating Income
Funds from operations is a widely recognized measure of REIT operating performance. FFO is a non-GAAP financial measure. As defined by the National Association of Real Estate Investment Trusts, or NAREIT, funds from operations, or FFO, represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Our interpretation of the NAREIT definition is that minority interest in net income (loss) should be added back (deducted) from net income (loss) as part of reconciling net income (loss) to FFO. We present FFO because we believe it facilitates an understanding of the operating performance of our Company without giving effect to real estate depreciation and amortization, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition or that interpret the NAREIT definition differently than we do. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as a measure of our operating performance, nor is it indicative of funds available for our cash needs, including cash distributions to stockholders.
A reconciliation of net income, the most directly comparable GAAP measure, to FFO is attached as a schedule to this press release. Certain prior quarter amounts have been reclassified to conform to the current quarter’s presentation.
Adjusted funds from operations is a non-GAAP financial measure. We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We calculate AFFO by adding to or subtracting from FFO (i) non real estate depreciation; (ii) amortization of deferred financing costs; (iii) non cash compensation; (iv) loss from early extinguishment of debt; (v) straight line rents; (vi) fair value of lease revenue amortization; (vii) expenditures for second generation tenant improvements and leasing commissions; and (viii) non-revenue enhancing and recurring capital expenditures. Other equity REITs may not calculate AFFO or may not calculate AFFO in a consistent manner. Accordingly, our AFFO may not be comparable to AFFO as reported by other equity REITs.
Adjusted FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.
Net operating income is defined as revenues (excluding interest income) of the property, minus property expenses such as real estate taxes, depreciation and amortization, repairs and maintenance, property management, utilities, insurance and other expenses.
About Columbia Equity Trust, Inc.
Columbia Equity Trust is a self-advised, self-managed Maryland corporation focused on the acquisition, development, renovation, repositioning, ownership, management and operation of commercial office properties located predominantly in the Greater Washington, D.C. area. For additional information please visit our web site at http://www.columbiareit.com.

Forward Looking Statements
Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, in particular, statements about the Company’s beliefs, expectations, plans and strategies that are not historical facts, and earnings per share, funds from operations, development activities, real estate depreciation and amortization for consolidated and unconsolidated entities, minority interests in the Company’s operating partnership, statements concerning completion of the acquisition of properties under contract and stockholder value. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of its business plan; completion of the Company’s merger with Special Situation Property Fund; availability of additional financing; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or the office industry in particular. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. For a further discussion of these and other factors that could impact the Company’s future results, performance, achievements or transactions, see the documents filed by the Company from time to time with the Securities and Exchange Commission, and in particular the section titled, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005 filed on March 31, 2006. The forward-looking statements contained herein represent the Company’s judgment as of the date hereof and we caution readers not to place undue reliance on such statements. The Company does not undertake to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise.
The information provided in this press release is unaudited and there can be no assurance that the information will not vary from the financial information filed with the Securities Exchange Commission for the quarter ended September 30, 2006.
Contact
Columbia Equity Trust, Inc.
John Schissel
Chief Financial Officer
202-303-3080
Financial Tables Attached

COLUMBIA EQUITY TRUST, INC.
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2006	2005
	(Unaudited)
Assets

Rental property
Land	$35,605,497	$19,300,819
Buildings	166,351,174	120,509,954
Tenant improvements	29,494,750	24,377,997
Furniture, fixtures and equipment	81,607	1,088,989

	231,533,028	165,277,759
Accumulated depreciation	(9,244,983)	(2,805,222)

Total rental property, net	222,288,045	162,472,537

Cash and cash equivalents	9,653,534	8,149,634
Restricted deposits	636,522	256,356
Accounts and other receivables, net of reserves for doubtful accounts of $122,294 and $39,401, respectively	779,989	1,039,510
Investments in unconsolidated real estate entities	45,198,714	42,308,003
Accrued straight-line rents	1,939,272	524,258
Deferred leasing costs, net	767,260	490,609
Deferred financing costs, net	920,853	955,129
Intangible assets
Above market leases, net	4,807,043	3,610,453
In-place leases, net	19,403,671	15,813,098
Tenant relationships, net	7,732,325	6,387,594
Prepaid expenses and other assets	1,736,953	1,323,308

Total assets	$315,864,181	$243,330,489

Liabilities and Stockholders’ Equity

Liabilities
Revolving loan payable	$30,900,000	$22,000,000
Mortgage notes payable	97,337,933	27,358,998
Accounts payable and accrued expenses	3,531,094	2,252,575
Security deposits	1,395,159	945,158
Dividends payable	2,079,500	1,940,867
Rent received in advance	1,250,975	758,265
Deferred credits — Below market leases, net	2,336,575	1,593,812
Other liabilities	97,571	—

Total liabilities	138,928,807	56,849,675

Commitments and contingencies

Minority interest	14,059,816	14,205,638

Stockholders’ equity
Preferred stock, $0.001 par value, 100,000,000 shares authorized in 2006 and 2005, no shares issued or outstanding in either period	—	—
Common stock, $0.001 par value, 500,000,000 shares authorized and 13,863,334 shares issued and outstanding in 2006 and 2005	13,863	13,863
Additional paid-in capital	178,366,298	178,366,298
Cumulative dividends in excess of net income	(15,504,603)	(6,104,985)

Total stockholders’ equity	162,875,558	172,275,176

Total liabilities and stockholders’ equity	$315,864,181	$243,330,489

See accompanying notes to financial statements.

COLUMBIA EQUITY TRUST, INC.
AND COLUMBIA EQUITY TRUST, INC. PREDECESSOR
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

	Consolidated	Consolidated	Combined
	Columbia Equity	Columbia Equity	Columbia Predecessor
	Trust, Inc. for the	Trust, Inc. for the	For the Period
	Three Months Ended	Period July 5, 2005 to	July 1, 2005 to
	September 30, 2006	September 30, 2005	July 4, 2005
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Base rents	$6,776,344	$2,870,411	$—
Recoveries from tenants	521,211	143,404	—
Fee income, primarily from related parties	663,673	239,376	—
Parking and other income	227,107	22,725	—

Total revenues	8,188,335	3,275,916	—

Operating expenses
Property operating	1,164,711	501,159	—
Utilities	698,013	227,586	—
Real estate taxes and insurance	708,172	192,780	—
General and administrative, including share-based compensation cost of $234,750, $1,700,060 and $0, respectively	1,409,635	2,562,951	4,229
Depreciation and amortization	3,654,305	1,770,527	25

Total operating expenses	7,634,836	5,255,003	4,254

Operating income (loss)	553,499	(1,979,087)	(4,254)

Other income and expense
Interest income	94,712	442,491	1,572
Interest expense	(1,644,535)	(229,150)	(97)

Loss before income taxes, equity in net loss of unconsolidated real estate entities and minority interest	(996,324)	(1,765,746)	(2,779)

Equity in net loss of unconsolidated real estate entities	(98,315)	(68,669)	(23,334)
Minority interest	78,431	131,486	—

Loss before income taxes	(1,016,208)	(1,702,929)	(26,113)

Provision for income taxes	34,823	—	—

Net loss	$(1,051,031)	$(1,702,929)	$(26,113)

Net loss per common share — Basic and diluted	$(0.08)	$(0.12)

Weighted average shares of common stock outstanding — Basic and diluted	13,863,334	13,679,243

See accompanying notes to financial statements.

COLUMBIA EQUITY TRUST, INC.
AND COLUMBIA EQUITY TRUST, INC. PREDECESSOR
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

	Consolidated	Consolidated	Combined
	Columbia Equity	Columbia Equity	Columbia Predecessor
	Trust, Inc. for the	Trust, Inc. for the	For the Period
	Nine Months Ended	Period July 5, 2005 to	January 1, 2005 to
	September 30, 2006	September 30, 2005	July 4, 2005
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Base rents	$19,480,944	$2,870,411	$—
Recoveries from tenants	1,232,226	143,404	—
Fee income, primarily from related parties	1,331,994	239,376	1,438,356
Parking and other income	521,281	22,725	—

Total revenues	22,566,445	3,275,916	1,438,356

Operating expenses
Property operating	3,405,320	501,159	—
Utilities	1,827,856	227,586	—
Real estate taxes and insurance	1,985,474	192,780	—
General and administrative, including share-based compensation cost of $704,250, $1,700,060 and $0, respectively	3,818,606	2,563,651	1,549,127
Depreciation and amortization	10,660,201	1,770,527	7,385

Total operating expenses	21,697,457	5,255,703	1,556,512

Operating income (loss)	868,988	(1,979,787)	(118,156)

Other income and expense
Interest income	210,466	442,491	21,450
Interest expense	(4,206,118)	(229,150)	(4,597)

Loss before income taxes, equity in net (loss) income of unconsolidated real estate entities and minority interest	(3,126,664)	(1,766,446)	(101,303)

Equity in net (loss) income of unconsolidated real estate entities	(196,216)	(68,669)	2,281,641
Minority interest	238,085	131,486	—

(Loss) income before income taxes	(3,084,795)	(1,703,629)	2,180,338

Provision for income taxes	76,323	—	231,884

Net (loss) income	$(3,161,118)	$(1,703,629)	$1,948,454

Net loss per common share — Basic and diluted	$(0.23)	$(0.12)

Weighted average shares of common stock outstanding — Basic and diluted	13,863,334	13,679,243

See accompanying notes to financial statements.

Funds from Operations and Adjusted Funds from Operations (1)

	For the	For the	For the	For the
	Three Months	Three Months	Three Months	Nine Months
	Ended	Ended	Ended	Ended
	3/31/2006	6/30/2006	9/30/2006	9/30/2006
Funds From Operations

Net income available to common shareholders	$(1,011,750)	$(1,098,338)	$(1,051,031)	$(3,161,118)

Adjust for: Real estate depreciation and amortization — consolidated entities	3,453,202	3,542,235	3,647,932	10,643,368
Real estate depreciation and amortization — unconsolidated entities	1,423,675	1,431,861	1,422,157	4,277,693
Minority interests in operating partnership	(75,501)	(84,152)	(78,431)	(238,085)

Funds From Operations (FFO)	3,789,626	3,791,606	3,940,626	11,521,858

Adjusted Funds From Operations

Funds From Operations (FFO)	$3,789,626	$3,791,606	$3,940,626	$11,521,858

Adjust for: Non real estate depreciation	5,187	5,273	6,373	16,833
Amortization of deferred financing costs	151,462	160,054	170,011	481,527
Amortization of above/below market leases	(16,217)	(15,346)	19,151	(12,412)
Non cash compensation and LTIP Distributions in G&A	234,750	234,750	234,750	704,250
Straight-line rental income	(645,592)	(617,047)	(561,644)	(1,824,283)
Non-revenue enhancing/ recurring capital expenditures	(189,168)	(243,294)	(31,674)	(464,136)
Second generation tenant improvements	(814,720)	(925,517)	(278,534)	(2,018,771)

Adjusted Funds From Operations (AFFO)	2,515,328	2,390,478	3,499,059	8,404,866

Distribution Metrics

Dividends paid to common shareholders	$2,079,500	$2,079,500	$2,079,500	6,238,500
Dividends paid to operating partnership and LTIP unit holders	203,996	203,996	203,996	611,988

Total dividends paid	2,283,496	2,283,496	2,283,496	6,850,488

Payout Ratios
Dividends Paid (Shares and Units) / Funds from Operations (diluted)	60.3%	60.2%	57.9%	59.5%
Dividends Paid (Shares and Units) / Adjusted Funds from Operations (diluted)	90.8%	95.5%	65.3%	81.5%

(1)	Certain quarterly figures may not add to year-to-date totals due to rounding.

Reconciliation of Earnings Per Share and Funds From Operations Per Share (1)

				Nine months
	Three months ended	Three months ended	Three months ended	ended
	3/31/2006	6/30/2006	9/30/2006	9/30/2006
Earnings Per Share (EPS)

Net Income for Common Shareholders	$(1,011,750)	$(1,098,338)	$(1,051,031)	$(3,161,118)
plus: distributions paid on vested LTIPS (if dilutive)	0	0	0	0

Net Income for Basic EPS	(1,011,750)	(1,098,338)	(1,051,031)	(3,161,118)

plus: dividends paid on nonvested LTIPs (if dilutive)	0	0	0	0

Net Income for Diluted EPS	(1,011,750)	(1,098,338)	(1,051,031)	(3,161,118)

Earnings Per Share (EPS)
Basic	(0.07)	(0.08)	(0.08)	(0.23)
Diluted	(0.07)	(0.08)	(0.08)	(0.23)

Funds From Operations Per Share (FFO)

Funds from Operations	$3,789,626	$3,791,606	$3,940,626	$11,521,858
adjust: minority interests in operating partnership	(271,527)	(271,668)	(282,543)	(825,738)
plus: distributions paid on vested LTIPs	5,250	5,250	12,567	23,067

Funds from Operations for Basic FFO	3,523,349	3,525,188	3,670,651	10,719,188

adjust: minority interests in operating partnership	271,527	271,668	282,543	825,738
plus: distributions paid on nonvested LTIPs	38,250	38,250	30,933	107,433

Funds from Operations for Diluted FFO	3,833,126	3,835,106	3,984,126	11,652,358

Funds from Operations per Share
Basic	0.25	0.25	0.26	0.77
Diluted	0.25	0.25	0.26	0.77

Weighted Average Shares Outstanding — EPS

Weighted Average Shares for Earnings Per Share
Common Shares — weighted average	13,863,334	13,863,334	13,863,334	13,863,334
plus: vested LTIP Units (if dilutive)	0	0	0	0

Weighted Average Shares — Basic EPS	13,863,334	13,863,334	13,863,334	13,863,334

plus: non vested LTIP units (if dilutive)	0	0	0	0

Weighted Average Shares — Diluted EPS	13,863,334	13,863,334	13,863,334	13,863,334

Weighted Average Shares Outstanding — FFO

Weighted Average Shares for Funds From Operations
Common Shares — weighted average	13,863,334	13,863,334	13,863,334	13,863,334
plus: vested LTIP Units (if dilutive)	35,000	35,000	83,783	51,440

Weighted Average Shares — Basic FFO	13,898,334	13,898,334	13,947,117	13,914,774

plus: Operating Partnership Units — weighted average	1,069,973	1,069,973	1,069,973	1,069,973
plus: non vested LTIP units (if dilutive)	255,000	255,000	206,217	238,560

Weighted Average Shares — Diluted FFO	15,223,307	15,223,307	15,223,307	15,223,307

(1)	Certain quarterly figures may not add to year-to-date totals due to rounding.